Exhibit 99.1

Zoran Corporation:	Investors:
Karl Schneider	Bonnie McBride
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

For Immediate Release

ZORAN SENDS LETTER TO STOCKHOLDERS

Urges Stockholders Prevent Ramius From Taking Control of the Board and the Company and

NOT Sign White Ramius Consent Card

Zoran’s Strategic Plan Offers A Clear Plan To Return The Company To Profitable Growth By The

Second Half Of 2011

SUNNYVALE, CA – February 8, 2011 - Zoran Corporation (NASDAQ:ZRAN) today issued the following letter, which will be mailed to its stockholders.

Zoran’s Board urges all Zoran stockholders to reject Ramius’ efforts to take control of the Board of Directors and the Company through its consent solicitation and to disregard Ramius’ consent efforts and discard any materials sent by Ramius.

*** ZORAN’S BUSINESS CONTINUES TO GAIN MOMENTUM AND IS DELIVERING RESULTS ***

*** DO NOT ALLOW RAMIUS TO DERAIL ZORAN’S STRATEGIC PLAN TO ACHIEVE SUSTAINABLE GROWTH AND PROFITABILITY IN 2011 ***

*** DO NOT SIGN ANY WHITE RAMIUS CONSENT ***

February 8, 2011

Dear Zoran Stockholder:

Ramius LLC, a hedge fund that recently took a position in Zoran at a time when the Company’s shares were undervalued and trading at a 52-week low, is attempting to gain your consent to take control of your Board and Company before Zoran’s strategic plan can be fully executed and its benefits fully realized.

Ramius is asking Zoran stockholders to consent to the hedge fund replacing all six of the independent Zoran Board members you elected in June 2010. Ramius’ nominees lack substantive experience with any of Zoran’s current businesses and, we believe, Ramius wants its own nominees on the Board solely to advance its short-term agenda.

Ramius has no new plan other than pushing Zoran to exit the Digital TV and Set-Top-Box (“STB”) businesses at a critical stage in the current design cycle. Your Board believes that prematurely shutting down these businesses — shortly before stockholders are in a position to evaluate the success of the current DTV design cycle — is not in the best interests of Zoran’s stockholders.

The current DTV design cycle will end within the next couple of months and we are increasingly confident in our strategy as design-win activity intensifies. By the time we report our first quarter earnings, we will have significantly more information regarding our position and future in the DTV market, including opportunities for growth and sustainable profitability. We believe we can secure further design wins with new and existing customers, including additional top-tier manufacturers. Importantly, Zoran’s Annual Meeting is only months away, providing an opportunity for stockholders to judge the success of Zoran’s plan.

OUR REVENUE TARGETS ARE ACHIEVABLE, WE HAVE TAKEN ACTION TO RIGHT-SIZE OUR COST STRUCTURE AND WE ARE ON TRACK TO DELIVER GROWTH AND PROFITABILITY

As one of the only global companies with a universal solution that translates into shipments to multiple countries (all of which have unique standards), this rapidly growing market will contribute significantly to our revenues as we expect to continue to secure design wins throughout the current design cycle and beyond. Our ability to serve multiple geographic regions with our universal platform is expected to enable Zoran to achieve revenues in excess of 2009 levels when despite being a leader in the value segment of the DTV market in the US, we were unable to effectively serve the international markets and the premium segment within DTV. At present, not only do we expect to retain this leadership position in the US, but our broader product portfolio will enable us to address and grow penetrate international markets through global top-tier customers in the premium segment. Consequently, we believe that our DTV breakeven revenue threshold of $140 million in 2012 is achievable, as it represents only a 12% increase over 2009 revenue, whereas our served addressable market in DTV is projected to grow by around 29% CAGR1 during the same period.

Ramius asserts that Zoran will be unable to reach breakeven profitability at $140 million of annual revenue by inaccurately applying our cost reduction initiatives to the cumulative operating expenditure of the DVD and STB businesses and, more importantly, without fully accounting for the cost reduction initiatives that will be completed in the first half of 2011. In fact, as we continue to decrease our expenses towards 2009 operating expense levels, these revenues will lead to sustainable, profitable income. We fully expect our cost-reduction initiatives to culminate in Q3 2011, resulting in a run-rate of $55-$60 million of annual non-GAAP operating expenses, rather than $78.5 million per Ramius, which, when combined with our expected non-GAAP gross margin in the DTV business, is expected to generate breakeven profitability. Therefore, we have every reason to believe that achieving $140 million of revenues in 2012, under a streamlined cost structure, is attainable and will enable DTV to be profitable for 2012 and beyond.

We expect to be profitable and cash-flow positive as a company for 2011. Additionally, as a result of our restructuring efforts, we expect DVD to be profitable in every quarter of 2011. And, we expect our continued successful execution in our DSC and Printer imaging businesses will continue to translate into growth and generate consistent profits.

[1]	Lawson, Randy. www.isuppli.com. November 17, 2010.

Ramius inaccurately uses backward-looking data to extrapolate forward. Ramius’ use of historical data, which does not reflect the impact of restructuring actions already taken by Zoran, or the recent momentum in our business, results in inaccuracies in Ramius’ forward-looking assertions. Although Ramius’ calculation of $56 million in operating losses for our DTV (including STB) and DVD businesses, LTM prior to September 30, 2010, is broadly accurate, Ramius inaccurately projects that shutting down these businesses will generate the same amount of additional operating profit. Our business model and progress thus far suggests otherwise.

ZORAN’S BOARD IS COMMITTED TO REEVALUATING ITS PLAN IF GOALS ARE NOT

MET AND TAKING NECESSARY CORRECTIVE ACTION

Our Board is firmly committed to reevaluating Zoran’s DTV strategy if our assumptions prove unfounded and has a proven track record of taking aggressive action to address underperformance in any of our business lines — for example, we recently restructured our DVD business to discontinue investment and harvest end-of-life revenues. We took this action proactively, and prior to Ramius’ announcement of its consent solicitation. Consider the following comments made on Zoran’s Q3 2010 earnings call on October 25, 2010:

“In summary…We are clearly disappointed by the recent developments in DTV and DVD. We are in the process of working on restructuring alternatives and operating expenses to right-size the business. Management remains committed to returning Zoran to a growing and profitable business with a sound financial model and are working to take whatever steps are necessary to achieve this objective.”

Zoran’s Board has the right plan, it is yielding results, and we are committed to reevaluating it if our assumptions prove unfounded.

ZORAN’S BOARD IS HIGHLY INDEPENDENT, DEEPLY EXPERIENCED AND

COMMITTED TO STRONG CORPORATE GOVERNANCE

Zoran’s Board and management team recognize that strong corporate governance is critical to driving stockholder value creation and we have had a long-standing commitment to sound governance policies and practices. Accordingly, Zoran’s Board is annually elected and wholly comprised of independent directors (other than the Chief Executive Officer) and the roles of Chairman and Chief Executive Officer have always been separate.

Every one of our directors has extensive experience in semiconductors and microelectronics from an operational, investing and/or academic perspective, which is necessary for the effective oversight of the execution of Zoran’s restructuring plan. Moreover, the Board is fully aligned with stockholders — Zoran’s current directors beneficially own approximately 4.2%2 of the Company on a diluted basis.

Ramius has self-servingly taken a quote from Institutional Shareholder Services (ISS), a leading independent proxy advisory service, and has used it out of context to suggest that ISS has recommended against Zoran’s Board in the past several years. However, in each of the five consecutive years ended in 2009, ISS recommended for the election of Zoran’s full Board. The 2010 ISS recommendation for less than Zoran’s full Board was related to a compensation matter, not a need for new members. In addition, Ramius misleadingly cites commentary that ISS includes in its analysis for all companies that have an average director tenure of more than 15 years.

DO NOT BE MISLED BY RAMIUS’ CLAIMS ABOUT ZORAN’S LONG-TERM SHARE PRICE PERFORMANCE

[2]	Zoran Definitive Proxy filed December 30, 2010

Ramius misleadingly uses a peer group meant for compensation benchmarking, despite specific disclosure to the contrary. Zoran’s actual peer group3 consists of similarly-sized, fabless, consumer ASSP companies that more closely reflect Zoran’s business and operations.

Contrary to Ramius’ argument that Zoran’s stock has underperformed “over almost any extended time period,” the fact is that, prior to our 2010 underperformance, Zoran significantly outperformed its peer group. Using the appropriate peer group, Zoran has experienced:

•	1-year outperformance of 50%: for the year ended December 2009, Zoran was up 62% while our peer group median was up 12%

•	3-year outperformance of 42%: over a 3 year period ended December 2009, Zoran was down only 24% while our peer group median was down 66%

•	5-year outperformance of 64%: over a 5 year period ended December 2009, Zoran was down only 5% while our peer group median was down 69%

•	From a longer-term perspective, for the 10-year period ended February 4, 2011, Zoran’s enterprise value was up 84% while our peer group median was down more than 60%[4]

RAMIUS HAS BEEN A DISRUPTIVE PRESENCE AND WE BELIEVE ITS PLAN WILL NOT WORK

While Ramius asserts that it has a “Better Plan,” the truth is that other than the exit of DTV and STB it offers strategies or objectives that are identical to what Zoran is already pursuing and makes only vague commitments to “deliver positive results,” “establish a best-in class financial performance vision,” and “realize the full potential of the business.”

This lack of a clear plan, and the potential disruption that Ramius is likely to cause at a critical point in Zoran’s turn around, is of grave concern. As one research analyst noted “we see a risk that Ramius’ proposed dismemberment could damage core assets.”5 Even Ed Terino, one of Ramius’ own nominees, remarked that Ramius has a “history of launching disruptive and costly proxy campaigns, is clearly not acting in your best interest and has no real plan to deliver value to our stockholders [Art Technology Group, Inc. stockholders].”6 More importantly, we believe Ramius’ plan to shutdown DTV (including STB) now, at a pivotal stage in its turnaround, is not in the best interests of Zoran’s shareholders and deprives shareholders of the significant upside and optionality inherent in our strategy to achieve profitable growth.

[3]	Peer group includes Conexant, DSP Group, Electronics for Imaging, Microtune, Sigma Designs, Silicon Image, Trident, and, Sunplus.
[4]

Enterprise value is defined as basic market cap + total debt + minority interest – cash, short term investments and marketable securities. Peer group median includes Microtune as of February 4, 2001 but is excluded from the median as of February 4, 2011 as a result of the acquisition by Zoran on December 1, 2010. Sources include Capital IQ and company filings.

[5]	Reiner, Yair. Oppenheimer, Two Paths, Neither Pretty: Downgrading to Perform, February 4, 2011 (Permission to use quotation neither sought nor obtained.)
[6]	Art Technology Group, Inc. Form 8-K, October 12, 2004

WE ARE OPEN TO ADDING DIRECTORS WHO COULD ENHANCE THE COMPOSITION

OF ZORAN’S BOARD

Zoran has a well-defined nominating process in place and would welcome the addition of directors with relevant experience, new perspectives and a history of strong performance. We are always willing to talk with prospective directors who could enhance the composition of Zoran’s Board and, in this light, during a discussion with Ramius in December of 2010, we offered to evaluate their directors through our nominating process, but our offer was ignored. Our invitation to interview the Ramius nominees remains open.

REJECT RAMIUS’ ATTEMPT TO TAKE CONTROL OF ZORAN

DO NOT SIGN ANY RAMIUS WHITE CONSENT CARDS

•	We urge all stockholders to reject Ramius’ efforts to take control of Zoran’s Board and the Company through its consent solicitation; and to do so, you simply need to do nothing.

•	We urge all stockholders to disregard Ramius’ consent efforts and discard any materials that may have been sent to you by Ramius.

•	If you have any questions or require assistance please contact Zoran’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at 800-322-2885 or collect at 212-929-5500.

Sincerely,

Uzia Galil	Levy Gerzberg
Chairman of the Board	President and CEO

Forward Looking Statements

This communication contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under Zoran’s control. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: Zoran’s ability to acquire new, and increase its business from current, customers; potential declines in Zoran’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for Zoran’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; Zoran’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by Zoran and its competitors, and of transitions away from older products; intense competition in Zoran’s markets and in the markets in which its customers operate; Zoran’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on Zoran’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the Fund’s proposals pass; or certain other actions taken by Zoran. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. Zoran assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial information, including non-GAAP operating expense for our DTV business, non-GAAP operating margin for our digital still camera business, and non-GAAP operating margin for our printer business. These non-GAAP measures exclude amortization of acquired intangible assets, acquisition related expenses, stock-based compensation expense and non-recurring litigation settlements. In addition, we do not report operating expense by business line in our GAAP financial statements, and we have calculated the foregoing measures by allocating our company-wide non-GAAP operating expense, both direct and indirect, among business lines. Descriptions of the expenses excluded from our company-wide non-GAAP operating expense for various periods are included in our quarterly earnings releases, which are available on our website at http://www.zoran.com/Press-Releases.

We have not included in this press release a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to the difficulty and subjectivity of allocating the excluded items among business lines (including the amortization of intangibles used across business lines, expenses for acquisitions affecting several business lines, stock-based compensation for employees who provide services to several business lines, and expenses for litigation affecting several business lines), not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available. Reconciliations of our company-wide non-GAAP net income to company-wide GAAP net income for various periods, which include quantitative reconciliations of all the expenses excluded from the non-GAAP financial information included in this press release, are included in our quarterly earnings releases, which are available on our website at http://www.zoran.com/Press-Releases.

We believe that the non-GAAP financial information in this press release provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations, because it excludes items that management considers to be outside of our core operating results, and because it is responsive to the business line-specific statements made by Ramius. We believe that this non-GAAP financial information, in combination with our financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance, including in the business lines relevant to Ramius’s statements about our company. In addition, our management uses these non-GAAP measures to review and assess the financial performance of the Company and its business lines, and to plan and forecast performance in future periods. These financial measures are not prepared in accordance with GAAP, are not alternatives to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. In addition, while we believe the methodology we used to allocate operating expenses among business lines is sound, these allocations are not part of our GAAP financial statements and have not been reviewed by our auditors.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by the Fund to remove and replace the Board (the “Consent Solicitation”). Zoran plans to file a consent revocation statement with the SEC in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Zoran’s website at www.zoran.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, Zoran will mail the definitive Consent Revocation Statement and a form of BLUE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at Zoran’s website at www.zoran.com.